EXHIBIT 4.3

           ROYAL BANCSHARES OF PENNSYLVANIA, INC.
          STOCK OPTION AND APPRECIATION RIGHT PLAN

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           ROYAL BANCSHARES OF PENNSYLVANIA, INC.
          STOCK OPTION AND APPRECIATION RIGHT PLAN
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                   Table of Contents

Section                                                   Page #
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     1.  Purpose                                            1
     2.  Definitions                                        1
     3.  Administration                                     2
     4.  Stock Subject to the Plan                          2
     5.  Eligibility to Receive Awards                      3
     6.  Form of Awards                                     3
     7.  Stock Options                                      3
     8.  Stock Appreciation Right                           5
     9.  General Restrictions                               7
    10.  Single or Multiple Agreements                      7
    11.  Rights of a Shareholder                            7
    12.  Termination of Employment                          8
    13.  Rights in Event of Death or Disability             8
    14.  Withholding                                        8
    15.  Non-Assignability                                  9
    16.  Non-Uniform Determinations                         9
    17.  Participants Not Obligated                         9
    18.  Effect of Changes in Stock Subject to the Plan     9
    19.  Reservation of Shares of Stock                    10
    20.  Amendment                                         10
    21.  Effect on Other Plans                             10
    22.  Effective Date and Duration of the Plan           10

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             ROYAL BANCSHARES OF PENNSYLVANIA, INC.
            STOCK OPTION AND APPRECIATION RIGHT PLAN

Section 1.  Purpose.

     1.1 The purpose of the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan (the "Plan") is to further the long-term growth of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") by offering incentive compensation related to long-term performance goals of those officers and other key employees who will be responsible for planning for and directing such growth. The Plan is also intended to be a means of reinforcing the commonality of interest between the Corporation and its officers and key employees and to be an aid in attracting and retaining officers and other key employees of outstanding abilities and specialized skills. The Corporation hopes to achieve these purposes through the grant of options to purchase shares of the Corporation's Class "A" Common Stock and the grant of stock appreciation rights.

Section 2.  Definitions.

     2.1 Unless otherwise required by the context, the following terms shall have the meaning set forth below:

          (a) "Board" shall mean the Corporation's Board of Directors.

          (b) "Committee" shall mean a minimum of three individuals and a maximum of five individuals appointed by the Board. The Board of Directors may appoint any individual, whether or not a director, to serve as a Committee member, provided that such individual is ineligible and has been ineligible for a one year period prior to appointment to the Committee for selection as a person to whom a Stock Option or Stock Appreciation Right may be granted pursuant to this Plan or any other similar plan of the Board. The Committee shall be called the "Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan Committee" and shall have the rights and duties set forth in Section 3 below.

          (c) "Code" shall mean the Internal Revenue Code of
1986, as amended.

          (d) "Corporation" shall mean Royal Bancshares of
Pennsylvania, Inc., a Pennsylvania business corporation, or any subsidiary thereof that adopts the Plan.

          (e) "Option Price" shall mean the purchase price for Stock under a Stock Option, as determined in Section 7(b) below.

          (f) "Participant" shall mean an officer or other key employee of the Corporation to whom a Stock Option or Stock
Appreciation Right is granted under the Plan.

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          (g) "Plan" shall mean this Royal Bancshares of
Pennsylvania, Inc. Stock Option and Appreciation Right Plan.

          (h) "Stock" shall mean the Class "A" Common Stock of the Corporation, par value $2.00.

          (i) "Stock Option" shall mean a right to purchase
Stock, granted pursuant to Section 7 below.

          (j) "Stock Appreciation Right" shall mean a right to receive cash granted pursuant to Section 8 below.

          (k) "Subsidiary" shall mean a subsidiary of the Corporation.

Section 3.  Administration.

     3.1 The Plan shall be administered by the committee. A simple majority of the members of the Committee shall constitute a quorum for the transaction of business. Unless otherwise determined by the Board, the interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Board or the committee shall be liable for any action or determination made by the member in good faith. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

Section 4. Stock Subject to the Plan.

     4.1 Subject to the provisions of Section 18 below and the next sentence of this Section, the maximum number of shares of Stock that may be optioned or sold under the Plan is one million (1,000,000) shares. However, at no time shall the maximum number of shares of Stock that may be optioned or sold under the Plan exceed fifteen percent (15%) of the shares of Stock outstanding. Such shares may be treasury, or authorized, but unissued, shares of Stock. Except as otherwise provided herein, any shares subject to a Stock Option which for any reason expires or is terminated unexercised, shall again be available under the Plan.

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Section 5.  Eligibility to Receive Awards.

     5.1 Persons eligible to receive awards under the Plan shall be limited to those officers and other key employees of the Corporation who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Corporation. Directors of the Corporation who are not otherwise officers or employees of the Corporation shall not be eligible to participate in the Plan.

Section 6.  Form of Awards.

     6.1 Awards may be made from time to time by the Committee in the form of Stock Options to purchase a number of shares of Stock of the Corporation and an equal number of Stock
Appreciation Rights.

Section 7.  Stock Options.

     7.1 Stock Options for the purchase of Stock of the Corporation shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (a) Employment Agreement

              The Committee may, in its discretion, include in any Stock Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) following the date the Stock Option is granted.
No such agreement shall impose upon the Corporation, however, any obligation to employ the participant for any period of time or to maintain the Participant's employment duties or responsibilities.

          (b) Option Price.

              The purchase price of Stock subject to a Stock
Option shall be the fair market value at the time of grant, as determined by the Committee.

          (c) Exercise Term.

              Subject to the limitations of this Section, the Committee shall determine the period of time within which the Stock Option may be exercised. Each Stock Option agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Option shall be exercisable for each year of satisfactory employment completed after the award of the Stock Option. Further, no Stock Option shall be exercised after ten
(10) years from the date of the grant thereof.

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          (d)  Payment for Shares.

              Subject to such payment terms and conditions as may be prescribed by the Committee for such purpose, the purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be payable in full at the time of exercise in cash.

          (e)  Number of Shares.

              Each Stock Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Option shall be reduced by the number of shares related to the Stock Option that have been previously exercised, by the Participant. No Stock Option may be exercised for a fractional share of Stock.

          (f)  Rights Upon Termination of Employment.

              In the event that a Participant ceases to be an officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Option shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Option and without having fully exercised the Participant's Stock Option, to the extent that the Stock Option is exercisable at the time of such retirement with the Corporation's consent, death, or disability, the Participant or the Participant's successor shall have the right to exercise the Stock Option during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death, or disability.

          (g) Nontransferability.

              Each Stock Option agreement shall state that the Stock Option is not transferable other than pursuant to subsection 7(f) above by will or the laws of descent and distribution, and that during the lifetime of the Participant the Stock Option is exercisable only by the Participant.

          (h) Non-Qualified Stock Option.

              It is not intended that this Stock Option qualify as an Incentive Stock Option under Section 422A of the Code.

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Section 8.  Stock Appreciation Right.

     8.1 A Stock Appreciation Right shall be evidenced by a written agreement in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain in substance the following terms and conditions:

     (a)  Employment Agreement.

          The Committee may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) from the date the Stock Appreciation Right is granted. No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time or to maintain the Participant's employment duties or responsibilities.

     (b)  Right Value.

          A Stock Appreciation Right shall entitle the
Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value, as determined by the Committee, of a specified number of shares of Stock at the time of exercise, over (ii) a specified price which shall not be less than one hundred (100%) percent of the fair market value, as determined by the Committee, of the specified number of shares of Stock at the time the right is granted, as adjusted pursuant to
Section 18 below.

     (c)  Coordination with Stock Option.

          A Stock Appreciation Right shall be granted only in connection with a contemporaneously granted Stock Option for an identical number of shares of Stock for which the Stock Option has been granted. A Stock Appreciation Right shall be exercised for the identical number of shares to be purchased by the Participant through the exercise of a Stock Option.

     (d) Exercise Term.

         Subject to the limitation of this Section, the Committee shall determine the period of time within which the Stock Appreciation Right may be exercised. Each Stock Appreciation Right agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Appreciation Right shall be exercisable for each year of satisfactory employment completed after the award of the Stock Appreciation Right. Further, no Stock Appreciation Right shall be exercisable after ten (10) years from the date of the award thereof.

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          (e)  Number of Shares.

               Each Stock Appreciation Right shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Appreciation Right shall be equal to the number of shares in the contemporaneously granted Stock Option, (described in Section 7 above).

          (f)  Rights Upon Termination of Employment.

              In the event that a participant ceases to be an officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Appreciation Right shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Appreciation Right and without having fully exercised the Participant's Stock Appreciation Right; to the extent that the Stock Appreciation Right is exercisable at the time of such retirement with the Corporation's consent, death, or disability by the Participant, such Participant or such Participant's successor shall have the right to exercise the Stock Appreciation Right during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death or disability.

          (g)  Nontransferability.

              Each Stock Appreciation Right agreement shall state that the Stock Appreciation Right is not transferable other than pursuant to subsection 8(f) above by will or the laws of descent and distribution; and that during the lifetime of the Participant, the Stock Appreciation Right is exercisable only by the Participant.

          (h) Payment.

              Upon exercise of a Stock Appreciation Right, payment shall be made in cash, at the same time and subject to the same terms and conditions as the payment for the matching
Stock Option.

          (i) Manner of Exercise.

              A Participant shall exercise a Stock Appreciation Right by giving the Corporation written notice of such exercise accompanying the Participant's notice of the exercise of a Stock Option for an identical number of shares of Stock. The date upon which such written notice is received by the Corporation shall be the exercise date for the Stock Appreciation Right.

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          (j)  Other Terms.

               A Stock Appreciation Right shall be granted in such manner and such form, and subject to such additional terms and conditions as the committee in its sole discretion deems necessary or desirable, including without limitation, any form or manner in order to avoid any insider-trading liability in connection with a Stock Appreciation Right under Section 16(b) of the Securities Exchange Act of 1934.

Section 9.  General Restrictions.

     9.1 Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Stock; such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Moreover, as a condition to the exercise of any portion of a Stock Option, or of any Stock Appreciation Right, the Corporation may require the person exercising such Stock Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of the Corporation's counsel, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

Section 10.  Single or Multiple Agreements.

     10.1 Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determine by the Committee.

Section 11.  Rights of a Shareholder.

     11.1 The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Stock are issued to the recipient. Promptly after the exercise of a Stock Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing the Participant's ownership of such Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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Section 12.  Termination of Employment.

     12.1 Except as provided in this Section 12 and in Section 13 below, if a Participant ceases to be employed by the Corporation as an officer or key employee, the Participant's Stock Option and Stock Appreciation Right shall terminate immediately upon such termination of employment or transfer to a lesser position so that the employee is no longer deemed to be a key employee. However, if a Participant's cessation of employment with the Corporation is due to the Participant's retirement with the Corporation's consent, the Participant may, within three months after such cessation of employment, exercise the Participant's Stock Option and Stock Appreciation Right to the extent that the Participant is entitled to exercise them on the date of cessation of employment. However, in no event shall any Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted. If the Participant engages in employment or activities contrary, in the opinion of the Committee, to the Corporation's best interests, the Committee may cancel an Option or Stock Appreciation Right during the three month period referred to in this paragraph. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the Corporation's consent.
Unless overruled by the Board, any such determination of the Committee shall be final and conclusive.

Section 13.  Rights in Event of Death or Disability.

     13.1 If a Participant dies or becomes disabled (as determined by the Committee pursuant to the provisions of Section 3 above) while employed by the Corporation, or within three months after having retired with the Corporation's consent, and without having fully exercised the Participant's Stock Option and Stock Appreciation Right; the Participant, the Participant's personal representative, the executor or administrator, or the legatee or heir of the Participant's estate shall have the right within three (3) months thereafter to exercise such Stock Option and Stock Appreciation Right to the extent that such disabled or deceased Participant is entitled to exercise the Stock Option and Stock Appreciation Right on the date of the Participant's disability or death. However, in no event shall any Stock Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted.

Section 14.  Withholding.

     14.1 Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

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Section 15.  Non-Assignability.

     15.1 Except by will or by the laws of descent and distribution, no award under the Plan shall be assignable or transferable by the recipient thereof. Except as provided in
Section 13 above, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

Section 16.  Non-Uniform Determinations.

     16.1 The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount, and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section 17.  Participants Not Obligated.

     17.1  The granting of an Award of a Stock Option or Stock
Appreciation Right shall impose no obligation upon the Participant to exercise such stock Option or Stock Appreciation
Right.

Section 18.  Effect of Changes in Stock Subject to the Plan.

     18.1 The aggregate number of shares of Stock available for Stock Options under the Plan, the shares subject to any Stock Option, the price per share, and the number of Stock Appreciation Rights shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Corporation. The aforesaid adjustment shall be made in such a manner so that the aggregate amount payable under the Stock Option and the Stock Appreciation Right after the increase or decrease equals the aggregate amount payable prior to such increase or decrease. If the Corporation shall be the surviving corporation in any merger or consolidation, any Stock Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Stock Option and Stock Appreciation Right would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, all Stock Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 13 above to exercise a Stock Option or Stock appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Stock Option and Stock Appreciation Right in whole or in part to the extent that such Stock Option and Stock Appreciation Right are otherwise exercisable under the terms of the Plan, without regard to the twenty percent (20%) limitation of Sub-section 5(c) above.

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Section 19.  Reservation of Shares of Stock.

     19.1 The Corporation, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by the Corporation's counsel for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Section 20.  Amendment.

     20.1 Except as provided in the next sentence, the Corporation may terminate or amend the Plan at any time.
However, only with shareholder approval, may the Corporation increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 18 above), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum Option Price. The termination, any modification, or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an award previously granted.

Section 21.  Effect on Other Plans.

     21.1 Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Corporation. Unless specifically provided, any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation.

Section 22.  Effective Date and Duration of the Plan.

     22.1 The Plan shall be effective from the date that the Plan is approved by the Corporation's Board, subject to the ratification of the Board's actions by the Shareholders and shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares of Stock or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Corporation or is approved by the Corporation's shareholders.

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